Exhibit 10.9
EXHIBIT B TO SEPARATION AGREEMENT
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), entered into as of December 31, 2002 by and among ECI TELECOM LTD. (“ECI TELECOM”), ECI TELECOM — NGTS LTD. (“NGTS”) and VERAZ NETWORKS LTD. (“Veraz”). ECI TELECOM and NGTS are referred to collectively as “ECI.” Veraz and ECI are referred to collectively as the “Parties.”
WITNESSETH:
     WHEREAS, ECI and Veraz have entered into a Separation and Asset Purchase Agreement dated as of December 31, 2002 (the “APA”);
     WHEREAS, it is a condition to closing of the APA that this Agreement be entered into between the Parties.
     NOW, THEREFORE, it is hereby agreed by and between the Parties as follows:
ARTICLE 1
DEFINITIONS
All capitalized terms used in this Agreement but not defined in it shall have the meanings set forth for such terms in the APA.
ARTICLE 2
ASSIGNMENT AND ASSUMPTION
At the Closing, effective as of the Effective Date, ECI hereby irrevocably and unconditionally assigns, grants, transfers, conveys and delivers to Veraz and its successors and assigns, all rights, title, interests, benefits, and privileges, under each Assigned Contract, subject to Section 7.3 of the APA.
Veraz does hereby irrevocably and unconditionally assume from ECI all liabilities and obligations that arise under the Assigned Contracts, but only to the extent such liabilities and obligations in each case relate to sales that are consummated (i.e., product delivered) on or after the Effective Date or the grounds for which arose (e.g., services or supplies delivered) on or after the Effective Date, subject to Section 7.3 of the APA.

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ARTICLE 3
MISCELLANEOUS
3.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
3.2 In the event of any controversy or claim arising out of or in connection with this Agreement, Section 11.5 of the APA shall govern, mutatis mutandis.
3.3 Nothing contained in this Agreement shall be deemed or construed to constitute or create among the Parties hereto a partnership, association, joint venture franchise or other agency.
3.4 This Agreement may be executed in any number of counterparts, each of which will be an original but all of which taken together shall constitute one instrument.
3.5 In the event of any conflict between the terms and conditions of this Agreement and the terms of the APA, the terms of the APA shall govern, supersede and prevail.
IN WITNESS ‘WHEREOF, the undersigned have executed this Agreement effective as of the date first above written.

VERAZ NETWORKS, LTD.

By:	/s/ Zamir Segev

Printed Name: Zamir Segev
Title:

Date:

ECI TELECOM LTD.		ECI TELECOM-NGTS LTD.

By:	/s/ Giora Bitan	By:	/s/ Illegible

Printed Name: Giora Bitan		Printed Name:

Title:		Title:

Date		Date:

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